UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

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PROSPECT CAPITAL ANNOUNCES ANNUAL MEETING UPDATE

NEW YORK, December 16, 2025 (GLOBE NEWSWIRE) -– Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced that it held its annual meeting of stockholders (the “Annual Meeting”) on December 16, 2025. The proposals that were considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 18, 2025 (the “Proxy”). As of September 17, 2025, there were 465,087,009 shares of the Company's common stock outstanding, 26,232,644 shares of the Company’s 5.50% Series A1 Preferred Stock outstanding, 163,000 shares of the Company’s 5.50% Series A2 Preferred Stock outstanding, 5,251,157 shares of the Company’s 5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock outstanding, 1,062,493 shares of the Company’s 5.50% Series M1 Preferred Stock outstanding, 23,857,330 shares of the Company’s 6.50% Series A3 Preferred Stock outstanding, 2,154,155 shares of the Company’s 6.50% Series M3 Preferred Stock outstanding, 6,961,866 shares of the Company’s Floating Rate Series A4 Preferred Stock outstanding, 2,208,807 shares of the Company’s Floating Rate Series M4 Preferred Stock outstanding, 2,143,366 shares of the Company’s 7.50% Series A5 Preferred Stock outstanding and 546,053 shares of the Company’s 7.50% Series M5 Preferred Stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted on by holders of the common stock at the Annual Meeting, and each share of preferred stock is entitled to one vote on each matter to be voted on by holders of the preferred stock at the Annual Meeting. To afford additional time to solicit stockholder votes for the second proposal found in the Proxy, the Annual Meeting has been adjourned until January 8, 2026, at 4:00 p.m., Eastern Time, at www.virtualshareholdermeeting.com/PSEC2025.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect is a business development company that primarily lends to and invests in middle market privately-held companies. Prospect’s investment objective is to generate both current income and long-term capital appreciation.
Prospect has elected to be treated as a business development company under the Investment Company Act of 1940. Prospect has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702